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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-35580 and No. 333-30882 of E Com Ventures, Inc.on Form S-8 of our report dated April 22, 2002, appearing in this Annual Report on Form 10-K of E Com Ventures, Inc. for the year ended February 2, 2002.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
May 1, 2002